     EXHIBIT 99.5

PROXY	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS OF
PMC COMMERCIAL TRUST

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

- OR -

TELEPHONE — Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.	ACCOUNT NUMBER
CONTROL NUMBER
- OR -

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

The undersigned hereby appoints Barry N. Berlin and Jan F. Salit, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as designated below, all the shares of common stock (each a “Share”) of PMC Commercial Trust (“PMC Commercial”) which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of shareholders of PMC Commercial to be held at 11:00 a.m. Central time, on Tuesday, December 30, 2003 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

The Board of Trust Managers recommends a vote FOR Items 1, 2, 3, 4 and 5.	Please mark your votes clearly with an “X” in the box you wish to select.

Item 1.	To consider and approve the Agreement and Plan of Merger, dated March 27, 2003, by and between PMC Commercial and PMC Capital, Inc., a Florida corporation (“PMC Capital”), and the transactions contemplated by the merger agreement, including without limitation, the merger of PMC Capital with and into PMC Commercial.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Item 2.	To consider and approve the proposed amendments to PMC Commercial’s declaration of trust:

•	To provide that the holders of PMC Commercial common shares may vote on all matters presented at all meetings of shareholders

FOR	☐	AGAINST	☐	ABSTAIN	☐

•	To provide that the board of trust managers may amend, repeal or adopt new bylaws

FOR	☐	AGAINST	☐	ABSTAIN	☐

Item 3.	To consider and elect seven members of PMC Commercial’s board of trust managers, each to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

Nathan G. Cohen

FOR	☐	AGAINST	☐	ABSTAIN	☐

Martha R. Greenberg

FOR	☐	AGAINST	☐	ABSTAIN	☐

Roy H. Greenberg

FOR	☐	AGAINST	☐	ABSTAIN	☐

Irving Munn

FOR	☐	AGAINST	☐	ABSTAIN	☐

PROXY	PROXY

Andrew S. Rosemore

FOR	☐	AGAINST	☐	ABSTAIN	☐

Lance B. Rosemore

FOR	☐	AGAINST	☐	ABSTAIN	☐

Ira Silver

FOR	☐	AGAINST	☐	ABSTAIN	☐

Item 4.	To consider and ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of PMC Commercial for the year ending December 31, 2003.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Item 5.	To approve the postponement or adjournment of the annual meeting for the solicitation of additional votes, if necessary.

FOR	☐	AGAINST	☐	ABSTAIN	☐

If any other business is presented at the Meeting, this proxy will be voted by the proxies in their best judgment.

Please mark, sign and return this proxy in the enclosed envelope or by facsimile. The undersigned acknowledges receipt from PMC Commercial of a Notice of Annual Meeting of Shareholders and a proxy statement.

Signature                                                                                  Signature                                                                                  Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS.